For period ended 04/30/2002
File Number 811-9098



Item 77.O     Transactions effected pursuant to Rule 10f-3.


The following Rule 10f-3 transaction was effected by the Emerging Markets Portfolio:

Security:                  Aluminum Corp. of China ADRs
Date of Purchase:          12/06/01
Date Offering commenced:   12/06/01
Purchase price:            1.38 HK
Commission:                .0000
Securities acquired from:  Warburg Dillon Read
Affiliated Underwriter:    Morgan Stanley & Co.
Amount purchased:          285660
Total offering:            2329412000